SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 28, 2004


                         Telesource International, Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                    0-2564                 59-3671568
(State or other jurisdiction of       (Commission           (I.R.S. Employer
 incorporation or organization)       File Number)         Identification No.)

                               860 Parkview Blvd.
                             Lombard, Illinois 60148
               (address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (630) 620-4787


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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

      KPMG LLP was previously the principal accountants for Telesource International, Inc (the "Company"). On July 28, 2004, that firm resigned and LJ Soldinger Associates, LLC was engaged as principal accountants. The decision to change accountants was approved by the Audit Committee of the Board of Directors.

      In connection with the audits of the two fiscal years ended December 31, 2003, and through the date of KPMG LLP's resignation on July 28, 2004, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to KPMG LLP's satisfaction, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement.

      The audit report of KPMG LLP on the consolidated financial statements of the Company and subsidiaries as of and for the year ended December 31, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion, and such audit report was not qualified or modified as to audit scope or accounting principles. However, the audit report for the years ended December 31, 2003 and 2002 included an emphasis pertaining to matters that raised substantial doubt about the Company's ability to continue as a going concern. A letter from KPMG is attached hereto as Exhibit 16.1.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits

The following exhibits are filed herewith:

Exhibit No.       Description
-----------       -----------

16.1              Letter of KPMG LLP



                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              Telesource International, Inc.

Date:  August 2, 2004                         By  /s/ Bud Curley
                                                  ------------------------------
                                              Name:  Bud Curley
                                              Title: Chief Financial Officer



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